Exhibit 10.25

ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement (“Agreement”) is entered into as of November 30, 2011 (“Effective Date”) by and between SA Pathology, a unit of Central Adelaide Local Health Network Inc, incorporated under the Health Care Act of 2008, having its principal place of business at Frome Road, Adelaide, South Australia, Australia (“SA Pathology”) and BMRN Bears Ltd., an Irish corporation resident in The Bahamas having its principle place of business at 60 Montrose Ave, Nassau, Bahamas (“BioMarin”) (each of the above companies also referred to individually as “Party” and collectively as “Parties”).

RECITALS

WHEREAS, SA Pathology and BioMarin’s Affiliate, BioMarin Pharmaceutical Inc., (“BPI”) have entered into a License Agreement dated February 7, 2007 (“License Agreement”) relating to certain intellectual property related to N-acetylgalactosamine-4-sulfatase whereby BioMarin was granted an exclusive license to such intellectual property, referred to herein as the Transferred Assets; and

WHEREAS, SA Pathology is the exclusive owner of the Transferred Assets; and

WHEREAS, BioMarin desires to acquire from SA Pathology, and SA Pathology desires to assign to BioMarin, the Transferred Assets subject to and in accordance with the provisions of this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, SA Pathology and BioMarin agree as follows:

1.	Definitions. In addition to the terms defined elsewhere in this agreement, the following terms shall have the following meanings:

1.1.	“Affiliate” of a Party means any person or entity that directly or indirectly controls, is controlled by, or is under common control with such Party, where “control” means if a Party: (a) owns, directly or indirectly, fifty percent (50%) or more of (i) the voting stock or shareholders’ equity of a corporation, (ii) the partnership interests in a partnership, or (iii) the membership interests in a limited liability company; or (b) possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the entity or person or the power to elect more than fifty percent (50%) of the members of the governing body of the entity;

1.2.	“Law” means any local, state, or national rule, regulation, statute or law, or governmental agency regulation, in any jurisdiction relevant to the activities undertaken pursuant to this Agreement, the Transferred Assets, or applicable to either of the Parties with respect to any matters set forth herein;

1.3.	“Patent” shall mean the rights and interests in and to issued patents and pending patent applications in any country, including, without limitation, all provisional applications, substitutions, continuations, continuations-in-part, divisionals and renewals, all letters patent granted thereon, if any, and all reissues, re-examinations, re-registrations and extensions thereof, and supplemental protection certificates of invention and utility models;

1.4.	“Transferred Assets” means Transferred Patents and Transferred Know-How;

1.5.	“Transferred Know-How” means all “Licensed Technology” as such term is used in the License Agreement, other than the Transferred Patents; and

1.6.	“Transferred Patents” means all Patents included with the “Licensed Technology” as such term is used in the License Agreement, including, without limitation, those Patents listed on Exhibit A.

2.	Construction and Interpretation.

2.1.	The Section headings in this Agreement are for convenience of reference only, will not be deemed to be a part of this Agreement, and will not be referred to in connection with the construction or interpretation of this Agreement. All references in this Agreement to “Sections” are intended to refer to Sections of this Agreement.

2.2.	Any rule of construction to the effect that ambiguities are to be resolved against the drafting Party will not be applied in the construction or interpretation of this Agreement.

2.3.	As used in this Agreement, the words “include” and “including” and variations thereof, will not be deemed to be terms of limitation, but rather will be deemed to be followed by the words “without limitation”.

2.4.	The Exhibits form part of this Agreement and shall have effect as if set out in full in the body of this Agreement. Any reference to this Agreement includes the Exhibits.

2.5.	Save where the contrary is indicated, any reference in this Agreement to:

2.5.1.	words importing the singular shall include the plural and vice versa;

2.5.2.	any reference to a “person” includes any individual, company, corporation, unincorporated association or body (including a partnership, trust, fund, joint venture or consortium), government, state, agency, organisation or other entity whether or not having separate legal personality;

2.5.3.	any person (including the Parties) shall be construed so as to include its and any subsequent successors, transferees and assigns in accordance with their respective interests;

2.5.4.	this Agreement or any other agreement or document shall be construed as a reference to this Agreement or, as the case may be, such other agreement or document as the same may have been, or may from time to time be, amended, varied, novated, replaced or supplemented; and

2.5.5.	a provision of law (including Law generally) is a reference to that provision as extended, applied, amended or re-enacted and includes any subordinate legislation.

3.	Assignment of Transferred Assets.

3.1.	Subject to the terms and conditions of this Agreement, SA Pathology hereby sells, assigns, transfers, conveys and delivers to BioMarin, and BioMarin hereby purchases, accepts and acquires from SA Pathology, all right, title and interest in, to and under the Transferred Assets. On the Effective Date, SA Pathology shall execute and deliver the Patent Assignment attached hereto as Exhibit B.

3.2.	BioMarin does not assume, shall not take subject to and shall not be liable for, any liabilities or obligations of any kind or nature, whether absolute, contingent, accrued, known or unknown, of SA Pathology or any Affiliate of SA Pathology related to the ownership of the Transferred Assets prior to the Effective Date. To this extent, SA Pathology shall remain liable for all payments (if any) related to the ownership of the Transferred Assets up to and as of the Effective Date.

3.3.	At closing BioMarin shall assume, shall take and shall be liable for, any liabilities or obligations of any kind or nature, whether absolute or contingent, related to the ownership of the Transferred Assets after the Effective Date.

3.4.	Neither Party shall have any implied rights or implied obligations in connection with this Agreement. Rather, each Party’s rights and obligations shall be solely as expressly set forth in this Agreement.

3.5.	SA Pathology hereby assigns the License Agreement to BioMarin, provided that as a condition to executing this Agreement, BPI shall execute the acknowledgement attached hereto as Exhibit C. BioMarin hereby guarantees BPI’s obligations under such acknowledgement.

3.6.	Further Assurances. SA Pathology agrees to complete and execute such additional transfer documentation, and to take such additional actions, at no cost to BioMarin, to give effect to transfer and assignment described in this Section 3.

4.	Consideration. In consideration for the assignment to BioMarin described in Section 3, BioMarin shall pay SA Pathology by wire transfer to the account specified on Exhibit D the sum of Eighty One Million United States Dollars (US$81,000,000). All amounts required to be paid to SA Pathology pursuant to this Agreement shall be made free and clear of any taxes, duties, levies, fees or charges.

5.	Confidentiality.

5.1.	Confidential Information Defined. Confidential Information means all information embodied in the Transferred Assets other than information which: (i) becomes part of the public domain without the fault of SA Pathology; (ii) is rightfully obtained by the SA Pathology from a third party with the right to transfer such information without obligation of confidentiality.

5.2.	Maintenance of Confidential Information. SA Pathology agrees that SA Pathology will take measures to maintain the confidentiality of the Confidential Information equivalent to those measures SA Pathology uses to maintain the confidentiality of its own confidential information of like importance but in no event less than reasonable measures and shall not use any Confidential Information other than in the furtherance of this Agreement. SA Pathology will give immediate notice to BioMarin of any unauthorized use or disclosure of the Confidential Information that comes to the attention of SA Pathology and agrees to assist BioMarin in remedying such unauthorized use or disclosure. SA Pathology may disclose Confidential Information as may be required by law, a court order, or a governmental agency with jurisdiction, provided that before making such a disclosure SA Pathology first notifies BioMarin promptly and in writing and cooperates with BioMarin, at BioMarin’s reasonable request and expense, in any lawful action to contest or limit the scope of such required disclosure.

6.	Mutual Representations and Warranties. Each Party represents and warrants to the other that:

6.1.	it is a corporation, duly incorporated and validly existing under the law of its jurisdiction of incorporation;

6.2.	it has full right, power, and authority to enter into this Agreement and to perform its obligations and duties under this Agreement;

6.3.	it has obtained all authorizations required or desirable:

6.3.1.	to enable it to lawfully enter into, exercise its rights and comply with its obligations in this Agreement; and

6.3.2.	to make this Agreement admissible in evidence in its jurisdiction of incorporation; and

6.4.	the entry into and performance by it of, and the transactions contemplated by, this Agreement do not and will not conflict with:

6.4.1.	any law or regulation applicable to it;

6.4.2.	any agreement or instrument binding upon it.

7.	Representations and Warranties By SA Pathology. SA Pathology represents and warrants:

7.1.	on the Effective Date, that it has full right, power, and authority to assign the Transferred Assets to BioMarin in accordance with the terms of this Agreement and SA Pathology or its Affiliates have not entered into any inconsistent or conflicting arrangement, or granted any inconsistent or conflicting rights or exclusivity;

7.2.	on the Effective Date, that if based on an invention made by an employee of SA Pathology, Transferred Assets have been effectively, unconditionally, irrevocably and fully transferred to SA Pathology pursuant to the Law;

7.3.	on the Effective Date, that it has not granted any security interest, option, lien, license, or encumbrance of any nature with respect to any Transferred Patent or Transferred Know-How;

7.4.	the Transferred Assets include all of the Licensed Technology, as defined in the License Agreement, as of the Effective Date and, to SA Pathology’s knowledge there is no additional intellectual property in development by SA Pathology of its Affiliates that is or is likely to be automatically included within the Licensed Technology pursuant to the terms of the License Agreement

7.5.	on the Effective Date, that it has not received at any time written notice from any third party alleging that BPI’s practice of the Transferred Assets infringes the intellectual property rights of that third party; and

7.6.	on the Effective Date, that, to SA Pathology’s knowledge, no court, patent office or other proceeding is pending or threatened, nor has any written claim been received by SA Pathology, which challenges or challenged the legality, validity, or enforceability of the Transferred Patents or any of them.

8.	Disclaimer. Except as provided above, neither Party makes any representations, extends any warranties of any kind, assumes any responsibility or obligations whatsoever, or confers any right by implication, estoppel, or otherwise, other than the licenses, rights, and warranties expressly granted herein.

9.	General.

9.1.	Governing Law. This Agreement will be construed in accordance with and governed in all respects by the laws of England and Wales.

9.2.	Waiver. The waiver by either Party of a breach of a default of any provision of this Agreement by the other Party shall not be construed as a waiver of any succeeding breach of the same or any other provision, nor shall any delay or omission on the part of either Party to exercise or avail itself of any right, power or privilege that it has or may have hereunder operate as a waiver of any right, power or privilege by such Party.

9.3.	Notices. Any notice or other communication in connection with this Agreement must be in writing and shall be effective when delivered to the addressee at the address listed below or such other address as the addressee shall have specified in a notice actually received by the addressor.

If to SA PATHOLOGY:

Berg Lawyers

89 King William Street

Adelaide, SA 5000

Australia

ATTN: Shaun Berg

If to BioMarin:

BMRN Bears Ltd.

60 Montrose St.

Nassau, NP

The Bahamas

ATTN: Managing Director

With a copy to:

BioMarin Pharmaceutical Inc.

105 Digital Drive

Novato, California 94949

ATTN: General Counsel

9.4.	Entire Agreement. This Agreement contains the full understanding of the Parties with respect to the subject matter hereof and supersedes all prior understandings and writings relating thereto. No waiver, alteration or modifications of any of the provisions hereof shall be binding unless made in writing and signed by the Parties by their respective officers thereunto duly authorized.

9.5.	Severability. In the event that any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable or invalid, the validity and enforceability of the remaining provisions shall not be affected, and the rights and obligations of the Parties shall be construed and enforced as if the Agreement did not contain the particular provisions held to be invalid or unenforceable.

9.6.	Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their permitted successors and assigns. Nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

9.7.	Construction. The Parties agree that each Party has reviewed this Agreement and that any rule of construction to the effect that ambiguities are to be resolved against the drafting Party shall not apply to the interpretation of this Agreement.

9.8.	Further Assurances. Each Party agrees to execute, acknowledge and deliver such further instruments and to do all such other acts as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

9.9.	Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

9.10.	Stamp Duty. All stamp duty and penalties in respect of this Agreement or the transfer or assignment of any property agreed to be sold or in respect of any instrument or transaction contemplated by this Agreement, shall be borne and paid by SA Pathology.

(Signature Page Follow)

IN WITNESS WHEREOF, the Parties have executed this Agreement effective as of the date first above written.

SA PATHOLOGY

THE COMMON SEAL of MINISTER FOR HEALTH AND AGEING (acting as a body corporate and for and on behalf of the Crown in the right of the State of South Australia) was hereunto affixed by authority of the Minister in presence of:
/s/ John David Hill
Hon. John David Hill MP

/s/ David Colin Panter

Signature of witness

David Colin Panter

Name of witness in full

BIOMARIN

By:	/s/ G. Eric Davis

Name:	G. Eric Davis

Title:	Managing Director

Date:	17 Nov, 2011

Exhibit A

TRANSFERRED PATENTS

SERIALNO	PATENTNO	PUBLNO	TITLE	STATUS	FILE	PUBL	ISSUE	EXPIRATION

2003290642	2003290642	WO04043373	PRECURSOR OF N-ACETYLGALACTOSAMINE-4-SULFATASE, METHODS OF TREATMENT USING SAID ENZYME AND METHODS FOR PRODUCING AND PURIFYING SAID ENZYME	ISSUED	11/7 /2003	6 /3 /2004	10/23/2008	11/7 /2023

200380105922.9	200380105922.9		PRECURSOR OF N-ACETYLGALACTOSAMINE-4-SULFATASE, METHODS OF TREATMENT USING SAID ENZYME AND METHODS FOR PRODUCING AND PURIFYING SAID ENZYME	ISSUED	11/7 /2003	1 /25/2006	3 /12/2008	11/7 /2023

PA/a/2005/004880	260695	WO/2004/043373	PRECURSOR OF N-ACETYLGALACTOSAMINE-4-SULFATASE, METHODS OF TREATMENT USING SAID ENZYME AND METHODS FOR PRODUCING AND PURIFYING SAID ENZYME	ISSUED	11/7 /2003	5 /27/2004	9 /22/2008	11/7 /2023

2004-551853	4459059	WO04043373	PRECURSOR OF N-ACETYLGALACTOSAMINE-4-SULFATASE, METHODS OF TREATMENT USING SAID ENZYME AND METHODS FOR PRODUCING AND PURIFYING SAID ENZYME	ISSUED	11/7 /2003	3 /30/2006	2 /19/2010	11/7 /2023

10/704,365	6,972,124		PRECURSOR OF N-ACETYLGALACTOSAMINE-4-SULFATASE, METHODS OF TREATMENT USING SAID ENZYME AND METHODS FOR PRODUCING AND PURIFYING SAID ENZYME	ISSUED	11/7 /2003		12/6 /2005	11/7 /2023

10/290,908	6,866,844	US 2004-0101524 A1	PRECURSOR OF N-ACETYLGALACTOSAMINE-4-SULFATASE, METHODS OF TREATMENT USING SAID ENZYME AND METHODS FOR PRODUCING AND PURIFYING SAID ENZYME	ISSUED	11/7 /2002	5 /27/2004	3 /15/2005	11/7 /2022

092131341	I327919	WO/2004/043373	PRECURSOR OF N-ACETYLGAL;ACTOSAMINE-4-SULFATASE, METHODS OF TREATMENT USING SAID ENZYME AND METHODS FOR PRODUCING AND PURIFYING SAID ENZYME	ISSUED	11/7 /2003	5 /27/2004	8 /1 /2010	11/6 /2023

SERIALNO	PATENTNO	PUBLNO	TITLE	STATUS	FILE	PUBL	ISSUE	EXPIRATION

2098/DELNP/2005	246952	WO/2004/043373	PRECURSOR OF N-ACETYLGALACTOSAMINE-4-SULFATASE, METHODS OF TREATMENT USING SAID ENZYME AND METHODS FOR PRODUCING AND PURIFYING SAID ENZYME	ISSUED	11/7 /2003	5 /27/2004	3 /23/2011	11/7 /2023

2001255771	2001255771		ENZYMES USEFUL FOR TREATING AND METHODS FOR TREATING MPS-VI AND CELL LINES FOR PRODUCING SUCH ENZYMES RECOMBINANTLY	ISSUED	4 /25/2001		9 /13/2007	3 /20/2022

10011421.4		2327414	PRECURSOR OF N-ACETYLGALACTOSAMINE-4-SULFATASE, METHODS OF TREATMENT USING SAID ENZYME AND METHODS FOR PRODUCING AND PURIFYING SAID ENZYME	PENDING	11/7 /2003	6 /1 /2011		11/7 /2023

2,502,928		WO2004/043373	PRECURSOR OF N-ACETYLGALACTOSAMINE-4-SULFATASE, METHODS OF TREATMENT USING SAID ENZYME AND METHODS FOR PRODUCING AND PURIFYING SAID ENZYME	PENDING	11/7 /2003	5 /27/2004		11/7 /2023

2009-500514		2009-529885	ASSAYS FOR DETECTION OF ANTIBODIES TO LYSOSOMAL ENZYMES	PENDING	3 /16/2007	8 /27/2009		3 /16/2027

06102425.5		WO/2004/043373	PRECURSOR OF N-ACETYLGALACTOSAMINE-4-SULFATASE, METHODS OF TREATMENT USING SAID ENZYME AND METHODS FOR PRODUCING AND PURIFYING SAID ENZYME	PENDING	11/7 /2003	4 /13/2006		11/7 /2023

PI 0316039-4		WO/2004/043373	PRECURSOR OF N-ACETYLGALACTOSAMINE-4-SULFATASE, METHODS OF TREATMENT USING SAID ENZYME AND METHODS FOR PRODUCING AND PURIFYING SAID ENZYME	PENDING	11/7 /2003	5 /27/2004		11/7 /2023

P030104118		AR 042019 A1	PRECURSOR OF N-ACETYLGALACTOSAMINE-4-SULFATASE, METHODS OF TREATMENT USING SAID ENZYME AND METHODS FOR PRODUCING AND PURIFYING SAID ENZYME	PENDING	11/6 /2003	6 /8 /2005		11/6 /2023

2,443,555		WO 0183722 A2	ENZYMES USEFUL FOR TREATING AND METHODS FOR TREATING MPS-VI AND CELL LINES FOR PRODUCING SUCH ENZYMES RECOMBINANTLY	PENDING	4 /25/2001	11/8 /2001		4 /25/2021

SERIALNO	PATENTNO	PUBLNO	TITLE	STATUS	FILE	PUBL	ISSUE	EXPIRATION

03783223.5		1565209	PRECURSOR OF N-ACETYLGALACTOSAMINE-4-SULFATASE, METHODS OF TREATMENT USING SAID ENZYME AND METHODS FOR PRODUCING AND PURIFYING SAID ENZYME	PENDING	11/7 /2003	8 /24/2005		11/7 /2023

168435		WO/2004/043373	PRECURSOR OF N-ACETYLGALACTOSAMINE-4-SULFATASE, METHODS OF TREATMENT USING SAID ENZYME AND METHODS FOR PRODUCING AND PURIFYING SAID ENZYME	PENDING	11/7 /2003	5 /27/2004		11/7 /2023

Exhibit B

Patent Assignment

ASSIGNMENT AGREEMENT

This assignment agreement (“Assignment”) is entered into the 30th day of November, 2011 (“Effective Date”) by and between SA Pathology, a unit of Central Adelaide Local Health Network Inc., incorporated under the Health Care Act of 2008, having its principal place of business at Frome Road, Adelaide, South Australia, Australia (“Assignor”), and BMRN Bears Ltd., an Irish corporation resident in The Bahamas having its principle place of business at 60 Montrose Ave, Nassau, Bahamas (“Assignee”).

For good and valuable consideration, the receipt and sufficiency of which are agreed, Assignor hereby irrevocably sells, assigns and transfers to Assignee and its successors, assigns and legal representatives, Assignor’s entire right, title and interest, both legal and equitable, throughout the world, in the patents and patent applications listed in the attached Schedule A, and to the inventions described therein and improvements thereof, all related U.S., PCT and foreign patent applications including those claiming priority thereto anywhere in the world, all continuations, divisionals and continuations-in-part of any of the foregoing, patents issuing from any of the foregoing, and reissues, reexaminations, extensions and foreign equivalents thereof and supplementary protection certificates allowed on any of the foregoing (collectively the “Patent Rights”) for Assignee’s own use and enjoyment, and for the use and enjoyment of its successors, assigns or other legal representatives, as fully and entirely as the same would have been held and enjoyed by Assignor if this Assignment and sale had not been made; together with all income, royalties, damages or payments due or payable as of the Effective Date or thereafter, including, without limitation, all claims for damages by reason of past, present or future infringement or other unauthorized use of the Patent Rights, with the right to sue for, and collect the same for its own use and enjoyment, and for the use and enjoyment of its successors, assigns, or other legal representatives.

Upon the request of Assignee, the undersigned agrees to execute any and all documents and take actions reasonably requested to effectuate this assignment and Assignee’s rights in the Patent Rights, including any oath or affidavit relating thereto, to cooperate to the best of the ability of the undersigned with Assignee in preparing and executing statements and giving and producing evidence in support of the Patent Rights, and to perform any and all acts reasonably requested by Assignee to obtain, enforce and defend the Patent Rights and vest all rights therein to Assignee as fully and entirely as the same would have been held and enjoyed by the undersigned if this Assignment had not been executed.

The parties execute and deliver this Assignment by their respective signatories below.

SA Pathology, a unit of Central Adelaide Local Health Network Inc

THE COMMON SEAL of MINISTER FOR HEALTH AND AGEING (acting as a body corporate and for and on behalf of the Crown in the right of the State of South Australia) was hereunto affixed by authority of the Minister in presence of:
/s/ John David Hill
Hon. John David Hill MP

/s/ David Colin Panter

Signature of witness

David Colin Panter

Name of witness in full

BMRN Bears Ltd.

G. Eric Davis

Name:	G. Eric Davis

Title:	Managing Director

Exhibit C

BPI Acknowledgement

BioMarin Pharmaceutical Inc., a Delaware corporation (“BPI”) hereby acknowledges that it affiliate, BMRN Bears Ltd., an Irish corporation resident in The Bahamas (“BBL”), is purchasing certain intellectual property under lying that certain License Agreement by and between BPI and SA Pathology, a unit of Central Adelaide Local Health Network Inc, incorporated under the Health Care Act of 2008 (“SA Pathology”) dated February 7, 2007 (“License Agreement”) pursuant to an Asset Purchase Agreement dated November 30, 2011 (the “APA”). BPI further acknowledges that SA Pathology is entering into the APA in reliance on this acknowledgement and the commitments made by BPI herein. On such basis, BPI commits that:

1.	BPI hereby consents to the assignment of the License Agreement as contemplated in the APA.

2.	On or before January 31, 2012, BPI shall prepare a royalty report covering the period from October 1 through the day prior to the Effective Date and shall concurrently pay the royalty payable to SA Pathology through the day prior to the Effective Date; and

3.	As between BPI and SA Pathology, for purposes of determining the ongoing rights and obligations of BPI and SA Pathology, the License Agreement shall be deemed to have terminated on the Effective Date of the APA.

4.	BPI hereby unconditionally guarantees the payment by BBL to SA Pathology as contemplated in Section 4 of the APA.

Executed on behalf of BioMarin Pharmaceutical Inc.

/s/ G. Eric Davis

Name:	G. Eric Davis

Title:	Sr. VP, General Counsel

Exhibit D

Wire Transfer Instructions

[Account Information Redacted.]